EXHIBIT 99.1

VOTING FORM

                             THE VINCAM GROUP, INC.
                               10200 SUNSET DRIVE
                              MIAMI, FLORIDA 33173

SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 11, 1999.

         The undersigned hereby appoints Carlos A. Saladrigas and Carlos A. Rodriguez, and each of them, each with full power of substitution, as proxies or proxy of the undersigned and hereby authorizes them to represent and vote as designated below all shares of Common Stock, par value $.001 per share, of The Vincam Group, Inc. (the "Corporation") held of record by the undersigned at the close of business on January 20, 1999 at the Special Meeting of Shareholders (the "Special Meeting") to be held on March 11, 1999 at the Corporation's principal executive offices located at 10200 Sunset Drive, Miami, Florida 33173, or any adjournment or postponement thereof, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

         This signed Voting Form revokes all proxies previously given by the undersigned to vote at the Special Meeting of Shareholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/ Prospectus relating to the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

         To approve the Agreement and Plan of Merger, dated as of December 3, 1998, among Automatic Data Processing, Inc., ADP Acquisition Corp. (Florida) and the Corporation.

                [ ] FOR            [ ] AGAINST              [ ] ABSTAIN

WHEN PROPERLY EXECUTED, THIS VOTING FORM WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS VOTING FORM WILL BE VOTED FOR THE FOREGOING PROPOSAL.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                   Dated --------------------------------- 1999

                                   --------------------------------------------
                                                     Signature

                                   --------------------------------------------
                                            Signature, if held jointly

                                    Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS VOTING FORM PROMPTLY, USING THE ENCLOSED ENVELOPE.

         [ ] I HAVE READ THE ABOVE AND WOULD LIKE TO ATTEND THE SPECIAL MEETING IN PERSON. PLEASE SEND ME A TICKET FOR ADMISSION TO THE MEETING.